Exhibit 10.13

September 25, 2009

Mr. Abdulaziz Alnamlah

P.O. Box 29880

Riyadh, 11467

Kingdom of Saudi Arabia

Re: Loan Investment in US SolarTech, Inc.

Dear Mr. Al Namlah:

This letter sets forth the agreement between you (“Lender”) and US SolarTech, a Delaware corporation (the “Company”).

1.
Loan Agreement. Simultaneous with the execution of this letter agreement (the “Letter Agreement”), Lender shall commit to loan the Company up to $450,000, pursuant to the terms and conditions of standard loan agreements.

2.	Loan Commitment.

a.	The Lender agrees to match the amount of loan proceeds received by the Company from other lenders, on a $1 for $1 basis, up to $450,000.

b.	The Lender will remit by September 30, 2009 the initial loan proceeds of not less than $250,000, which will match the amount remitted by other lenders.

c.
On October 1, 2009, the Company will advise the Lender of the initial loan amount received from other lenders. To the extent that the loan proceeds amount received, as of September 30th, exceeds $250,000, the excess amount will be matched by the Lender under the terms provided in (d), below.

d.
Thereafter, within two (2) business days after each month end, the Lender will receive written or electronic notice from the Company of the amount of loan funds received by other lenders during that month. The Lender, within five (5) business days of receipt of such notice, shall remit such amount to the Company to the extent that the Lender’s total loan amount does not exceed the $450,000 commitment.

e.
During the first fifteen (15) days of October, the Company will use its best efforts to finalize negotiations with respect to payment and delivery terms for the purchase of approximately $365,000 of equipment.

f.
In consideration for the Lender’s $450,000 commitment, the Lender shall receive the same terms and conditions as if the Lender had loaned the $450,000 as of September 30, 2009.  Further, if the $2,000,000 Loan Transaction is still open as of November 15th, the Lender shall also receive the same loan terms as of September 30, 2009, if the Lender loans the Company an additional $500,000 by November 15th.

g.
 If the Lender fails to remit the matching funds, as provided above, the Company shall provide written or electronic notice to the Lender. If after five (5) business days of sending such notice, the Lender has not remitted the required amount to the Company, the terms of (f), above, shall be terminated.

3.
Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York.  Any controversy, claim or dispute arising out of or relating to the construction, interpretation, performance, breach, termination, enforceability or validity of this Agreement or the arbitration provisions contained herein, including without limitation the determination of whether a party has waived its rights to arbitration hereunder or the enforceability of the arbitration provisions hereunder, shall be determined by arbitration in accordance with, and based upon the procedures set forth herein and the rules of the International Arbitration Association.  The arbitration shall take place in New York, New York.

4.	Assignment. This Agreement shall not be assigned by either party without the written consent of the other.

5.
Amendment. The parties may amend, modify and supplement this Agreement in any manner as may be agreed upon by them, provided such amendment shall only be valid and binding if in a writing signed by the parties.

6.
Entire Agreement. This instrument, together with the exhibits hereto, embodies the entire agreement between the parties with respect to the transactions contemplated, and there have been and are no agreements, representations or warranties between the parties other than those set forth herein.

7.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and this Agreement may be executed by facsimile of a signature of a party hereto, which shall constitute an original counterpart hereto for all purposes.

8.
Severability.  In the event that any provision set forth in this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

9.
Further Actions. The Company and Investor agree to execute any and all other documents, and to take any other action or corporate proceedings, which may be necessary or desirable to carry out the terms of this Agreement.

Please confirm your agreement to be bound by the foregoing by your signature below and return your signed copy to the Company on or before September 28, 2009.

Very truly yours,

US SolarTech, Inc.

_____________________________

By: Steven Phillips

Title: Chief Financial Officer

AGREED AND ACCEPTED

Abdulaziz M. Alnamlah

_____________________________

By:

Title: